UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 19, 2008

INTELBAHN INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52560
(Commission File Number)

98-0441419
(IRS Employer Identification No.)

314 – 837 West Hastings Street, Vancouver, BC V6C 3N6
(Address of principal executive offices and Zip Code)

604-642-6410
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

We effected a forward stock split of our authorized, issued and outstanding common stock on June 19, 2008 with the Secretary of State of Nevada, whereby each one (1) share of our common stock prior to the stock split was equal to two (2) shares of common stock after the effective date of the stock split. As a result, our authorized capital increased from 2,250,000,000 shares of common stock with a par value of $0.001 to 4,500,000,000 shares of common stock with a par value of $0.001 and 10,000,000 shares of preferred stock with a par value of $0.001 to 20,000,000 shares of preferred stock with a par value of $0.001. Our issued and outstanding share capital increased from 17,875,000 shares of common stock to 35,750,000 shares of common stock.

Item 7.01	Regulation FD Disclosure

The forward stock split became effective with NASD’s Over-the-Counter Bulletin Board at the opening of the market on June 19, 2008 under the new stock symbol “INBH”. Our new CUSIP number is 45823N 208.

Item 9.01	Financial Statements and Exhibits

99.1	Certificate of Change filed with the Secretary of State of Nevada on June 4, 2008 and which is effective June 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELBAHN INC.

/s/ Christine Kilbourn
Christine Kilbourn
President, Treasurer and Director

Date: June 20, 2008